EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FOR MORE INFORMATION CONTACT:

FOR CHADMOORE:                              FOR NEXTEL:

Robert Schechter                            Paul Blalock
Equity Communications                       NextelCommunications, Inc.
212-499-6809                                703 433-4343


NEXTEL COMMUNICATIONS, INC.  TO PAY $130 MILLION FOR CHADMOORE WIRELESS ASSETS

Las Vegas, NV - February 8, 2002. Chadmoore Wireless Group, Inc. (OTCBB:MOOR) announced today the closing of its asset sale to Nextel Communications, Inc. for $130 million.

Nextel Communications, Inc. has exercised its right under the purchase agreement to pay cash for the Chadmoore assets. Chadmoore will not exercise its right to receive, in lieu of such cash, Nextel common stock at a value of $10.00 per share. As a result, Chadmoore and its stockholders will receive cash and not shares of Nextel common stock.

The asset sale transaction will be based on the terms described in the Agreement and Plan of Reorganization, in Chadmoore Wireless Group's Proxy Statement dated December 14, 2001. Subsequent to the closing of this transaction, Chadmoore will be dissolved and all of its remaining assets will be liquidated. The stock of Chadmoore Wireless will cease to trade once the Company files for dissolution, which is expected to take place in about five business days.

This press release contains forward looking statements as that term is used in
Section 21E of the Securities Exchange Act of 1934. These statements contain words such as "expects" . Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that actual results may differ materially from those in the forward-looking statements. All forward looking statements are based on information available to the company on the date hereof, and the Company assumes no obligation to update such statements.